Exhibit 99.1

CONTACTS:	Michael Sullivan	Tom Beermann
Investor Relations	Press Relations
408-765-9785	408-765-6855

Intel’s Fourth-Quarter Business Below Expectations

SANTA CLARA, Calif., Nov. 12, 2008 – Intel Corporation today announced that fourth-quarter business will be below the company’s previous outlook. The company now expects fourth-quarter revenue to be $9 billion, plus or minus $300 million, lower than the previous expectation of between $10.1 billion and $10.9 billion. Revenue is being affected by significantly weaker than expected demand in all geographies and market segments. In addition, the PC supply chain is aggressively reducing component inventories.

The company’s expectation for fourth-quarter gross margin is now 55 percent plus or minus a couple of points, lower than the previous expectation of 59 percent plus or minus a couple of points, primarily due to lower revenue and other charges associated with the weaker-than-expected demand environment.

Spending (R&D plus MG&A) is expected to be approximately $2.8 billion in the fourth quarter, lower than the previous expectation of approximately $2.9 billion, primarily due to lower revenue- and profit-related spending. For the full year, spending is expected to be approximately $11.4 billion, lower than the previous expectation of approximately $11.5 billion.

All other expectations are unchanged.

Status of Business Outlook

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Today’s announcement replaces the update previously scheduled for Dec. 4. From the close of business on Nov. 28 until publication of the company’s fourth quarter results on Jan. 15, 2009, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s press releases and filings with the SEC should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

•

Current uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news, which could negatively affect product demand and other related matters. Consequently, demand could be different from Intel’s expectations due to factors including changes in business and economic conditions, including conditions in the credit market that could affect consumer confidence; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
•

Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel’s products; actions taken by Intel’s competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; Intel’s ability to respond quickly to technological developments and to

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incorporate new features into its products; and the availability of sufficient supply of components from suppliers to meet demand.

•

The gross margin percentage could vary significantly from expectations based on changes in revenue levels; product mix and pricing; capacity utilization; excess or obsolete inventory; variations in inventory valuation, including variations related to the timing of qualifying products for sale; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; and the timing and execution of the manufacturing ramp and associated costs, including start-up costs.

•	Expenses, particularly certain marketing and compensation expenses, vary depending on the level of demand for Intel’s products, the level of revenue and profits, and impairments of long-lived assets.
•	Intel is in the midst of a structure and efficiency program that is resulting in several actions that could have an impact on expected expense levels and gross margin.
•

The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•

The recent financial crisis affecting the banking system and financial markets and the going concern threats to investment banks and other financial institutions have resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in fixed income, credit and equity markets. There could be a number of follow-on effects from the credit crisis on Intel’s business, including insolvency of key suppliers resulting in product delays; inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies; counterparty failures negatively impacting our treasury operations; increased expense or inability to obtain short-term financing of Intel’s operations from the issuance of commercial paper; and increased impairments from the inability of investee companies to obtain financing. Gains or losses from equity securities and interest and other could also vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other

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investments; interest rates; cash balances; and changes in fair value of derivative instruments. The current volatility in the financial markets and overall economic uncertainty increases the risk that the actual amounts realized in the future on our debt and equity investments    will differ significantly from the fair values currently assigned to them.

•

The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investments in this market segment could result in significant impairment charges, impacting gains /losses on equity investments and interest and other.

•

Intel’s results could be impacted by adverse economic, social, political and physical/infrastructure conditions in the countries in which Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•

Intel’s results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel’s SEC reports.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended Sept. 27, 2008.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

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